Exhibit 107

CALCULATION OF FILING FEE TABLES(1)

424(b)(5)

(Form Type)

ZYMEWORKS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.00001 par value per share	415(a)(6)	—		$122,798,000 (2)			POSASR	333-259970-01	October 1, 2021	$13,532.34 (4)

	Equity	Common Stock, $0.00001 par value per share	415(a)(6)	—		$27,202,000 (3)			POSASR	333-259970-01	October 1, 2021	$2,997.66 (4)

	Total Offering Amounts					$150,000,000		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

(1)

These “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Filing Fee Tables” table in the registrant’s Registration Statement on Form S-3ASR (File No. 333-279073), which was filed on May 2, 2024. The prospectus to which this Exhibit is attached is a final prospectus supplement for the related offering.

(2)

On March 7, 2023, the registrant filed Post-Effective Amendment No. 2 and Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 (File No. 333-259970-01) (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered herein include $122,798,000 of shares of common stock previously registered by the registrant on the Prior Registration Statement and which remain unsold.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered herein include $27,202,000 of shares of common stock previously registered by the registrant as “Unallocated (Universal) Shelf” on the Prior Registration Statement and which remain unsold.

(4)

The filing fee paid in connection with the registration of the unsold securities referenced in notes (2) and (3) above in the Prior Registration Statement will continue to be applied to such securities. Accordingly, there is no additional registration fee due in connection with the filing of this prospectus supplement.